FOR IMMEDIATE RELEASE
CONTACT:                 Paul D. Geraghty, President and CEO
PHONE:                       215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS
2007 EARNINGS OF $26.6 MILLION AND FOURTH QUARTER
EARNINGS OF $6.2 MILLION

HARLEYSVILLE, PA (January 24, 2008) - Harleysville National Corporation (NASDAQ: HNBC) today reported net income of $6.2 million or $.20 per diluted share for the fourth quarter of 2007, compared to $13.3 million or $.45 per diluted share for the fourth quarter of 2006. The fourth quarter 2006 results were impacted by a one-time gain on the sale of a branch office location of approximately $6.9 million (net of tax) or $.24 per share.  Several significant items impacted the Corporation’s fourth quarter 2007 results, including a $2.3 million pre-tax gain on a real estate sale-leaseback transaction, a pre-tax gain on the sale of surplus office space of $473,000, and pre-tax security sale gains of $657,000. These items were partially offset by a pre-tax charge of $1.9 million relating to the termination of the Corporation’s pension plan and merger expenses of $339,000.

For the year ended December 31, 2007, net income was $26.6 million or $.90 per diluted share compared to $39.4 million or $1.34 per diluted share for the year ended 2006.  Adjusting both periods for gains and losses related to branch sales, security gains, pension termination expenses, and merger costs, net income decreased $6.2 million or $.22 per share year over year. The 2007 full year provision for loan losses of $10.6 million was up $6.4 million from the full year 2006.  The provision for the fourth quarter of 2007 was $4.5 million and increased $2.0 million over the linked third quarter of 2007.

“Our fourth quarter and year end earnings were largely impacted by an increase in the provision for loan losses,” stated Paul D. Geraghty, President and CEO, Harleysville National Corporation.  “Early warning signs in the industry indicated weakening in the commercial credit market and as such, we have responded accordingly by increasing the allowance for loan losses. Although we have extensively reviewed our credit quality, it is difficult to predict the effect of the potential economic downturn.  Harleysville’s portfolio has virtually no exposure to subprime borrowers - a benefit of our historically conservative approach to residential mortgage lending.

Geraghty continued, “The market has been challenging for banks in general this year.  That said, Harleysville has a differentiated service model that benefits from strong branch locations in some of the best and fastest-growing markets in Pennsylvania.  We believe we can deliver better results.  To this end we are taking decisive action to reduce costs and position the bank to deliver improved results in 2008 which we believe will enhance long-term shareholder value.  Despite the credit issues, the fourth quarter as well as the full year 2007 reflects a number of positives, including healthy growth in fee income stemming from our wealth management business and service charges on deposit accounts, strong capital levels, and the success of our East Penn acquisition.”

The following is an overview of the key financial highlights for the quarter:
•
Total assets were $3.9 billion at December 31, 2007, an increase of 20.1% or $653.2 million over $3.2 billion at December 31, 2006.  On November 16, 2007, the Corporation completed its acquisition of East Penn Financial Corporation and its subsidiary, East Penn Bank, expanding the branch network the Corporation has in the Lehigh Valley, PA. Upon the completion of the acquisition, East Penn had assets of approximately $448 million with loans of approximately $338 million and deposits of approximately $382 million.  The Company recorded approximately $66 million of purchase accounting adjustments.

•
The Corporation finalized a sale-leaseback transaction involving fifteen bank properties as well as a separate sale of unoccupied office space. The Corporation received net proceeds of $39.7 million and recorded a pre-tax gain of $2.8 million on the two transactions.

•
The Corporation changed the structure of its retirement programs by announcing its intention to terminate the defined benefit pension plan while enhancing the 401(k) defined contribution savings plan. The Corporation recorded a one-time pre-tax charge related to the pension plan curtailment of $1.9 million.  Going forward, we anticipate that pension and 401(k) expenses will be reduced by approximately $600,000 annually.

•
Loans increased approximately $413.5 million and deposits increased $468.2 million from the prior year.  Adjusted for the East Penn acquisition, organic loan growth was $81.9 million or 4.0% and deposit growth was $63.5 million or 2.5%.

•
Net interest income on a tax equivalent basis in the fourth quarter of 2007 increased $1.8 million or 8.7% from the same period in 2006.  Net interest income on a tax equivalent basis decreased $698,000 or .8% for the year ended December 31, 2007, as compared to 2006.  The net interest margin for the fourth quarter at 2.76% was down 12 basis points from the linked third quarter and remained flat as compared to 2.75% for the fourth quarter of 2006.

•
Nonperforming assets increased $4.4 million to $22.0 million at December 31, 2007, from $17.6 million at the end of 2006. However, nonperforming assets as a percentage of total assets remained relatively stable at 0.56%, compared to 0.54% at the end of 2006.  Net charge-offs increased by $4.7 million during 2007 over 2006 largely related to one large real estate loan charge-off.

•
Quarterly noninterest income growth adjusted for the 2006 branch sale gain, security gains and losses, and sale leaseback gains increased $2.8 million over the same period in 2006 and was driven by wealth management fee growth of $1.5 million or 44.4% and an increase in service charges on deposits of $876,000 or 44.0%.  Linked quarter growth adjusting for these one-time items was $903,000 or 9.2%.  Growth was achieved through a $494,000 or 10.9% increase in wealth management fees and a $410,000 or 16.7% increase in service charges on deposits.

•
Quarterly noninterest expenses adjusted for pension termination costs and merger expenses were up $2.9 million over the same period in the prior year.  Adjusted noninterest expenses were up $2.5 million over the linked third quarter.  Driving these increases were salaries and benefits expenses primarily due to higher staffing levels resulting from new branch openings and the East Penn acquisition.  In addition, occupancy expenses increased due to several new office locations including the new operations center building in Harleysville and four new branch openings as well as the addition of the East Penn branches. Other expenses increased due to increased professional and consulting fees.

Harleysville National Corporation, with assets of $3.9 billion, is the holding company for Harleysville National Bank (HNB).  Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $3.2 billion.  Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation website at www.hncbank.com

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
December 31, 2007
(unaudited)

For the period:		Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2006
Interest Income	$51,133	$49,022	$47,711	$46,695	$46,661
Interest Expense	29,555	28,158	27,556	26,858	26,849
Net Interest Income	21,578	20,864	20,155	19,837	19,812
Provision for Loan Losses	4,475	2,525	1,125	2,425	1,200
Net Interest Income after
Provision for Loan Losses	17,103	18,339	19,030	17,412	18,612

Service Charges	2,870	2,460	2,442	1,918	1,994
Gains/(Losses) on Sales of Investment Securities, Net	657	(58)	2	531	(674)
Gain on Sale-Leaseback of Bank Properties	2,788	-	-	-	-
Gain on Sale of Branch	-	-	-	-	10,650
Wealth Management Income	5,019	4,525	4,831	4,267	3,474
Bank-Owned Life Insurance Income	656	648	603	582	594
Other Income	2,181	2,190	2,377	1,849	2,168
Total Noninterest Income	14,171	9,765	10,255	9,147	18,206

Salaries, Wages and Employee Benefits	13,050	11,735	12,450	11,597	11,787
Occupancy	2,043	1,731	1,688	1,546	1,392
Furniture and Equipment	1,051	897	1,076	917	956
Other Expenses	7,435	4,493	4,927	4,719	4,332
Total Noninterest Expense	23,579	18,856	20,141	18,779	18,467

Income Before Income Taxes	7,695	9,248	9,144	7,780	18,351
Income Tax Expense	1,514	2,047	2,065	1,646	5,079
Net Income	$6,181	$7,201	$7,079	$6,134	$13,272

Per Common Share Data:
Weighted Average Common Shares - Basic	30,075,054	28,881,006	28,944,643	28,965,500	28,966,810
Weighted Average Common Shares - Diluted	30,278,743	29,107,274	29,190,602	29,255,820	29,291,521
Net Income Per Share - Basic	$0.20	$0.25	$0.25	$0.21	$0.46
Net Income Per Share - Diluted	$0.20	$0.25	$0.24	$0.21	$0.45
Cash Dividend Per Share	$0.20	$0.20	$0.20	$0.20	$0.20
Book Value	$10.83	$10.19	$9.93	$10.23	$10.18
Market Value	$14.57	$15.89	$16.12	$17.82	$19.31

For the period:	Twelve Months Ended
	December 31,
	2007	2006
Interest Income	$194,561	$178,941
Interest Expense	112,127	95,768
Net Interest Income	82,434	83,173
Provision for Loan Losses	10,550	4,200
Net Interest Income after
Provision for Loan Losses	71,884	78,973

Service Charges	9,690	8,002
Gains/(Losses) on Sales of Investment Securities, Net	1,132	(674)
Gain on Sale-Leaseback of Bank Properties	2,788	-
Gain on Sale of Branch	-	10,650
Gain on Sale of Credit Card Portfolio	-	1,444
Wealth Management Income	18,642	14,788
Bank-Owned Life Insurance Income	2,489	2,386
Other Income	8,597	8,752
Total Noninterest Income	43,338	45,348

Salaries, Wages and Employee Benefits	48,832	44,647
Occupancy	7,008	5,670
Furniture and Equipment	3,941	3,664
Other Expenses	21,574	16,849
Total Noninterest Expense	81,355	70,830

Income Before Income Taxes	33,867	53,491
Income Tax Expense	7,272	14,076
Net Income	$26,595	$39,415

	Twelve Months Ended
	December 31,
Per Common Share Data:	2007	2006
Weighted Average Common Shares - Basic	29,218,671	28,946,847
Weighted Average Common Shares - Diluted	29,459,898	29,353,128
Net Income Per Share - Basic	$0.91	$1.36
Net Income Per Share - Diluted	$0.90	$1.34
Cash Dividend Per Share	$0.80	$0.75

	2007	2007	2007	2007	2006
Asset Quality Data:	4Q	3Q	2Q	1Q	4Q
Nonaccrual Loans	$21,091	$14,507	$17,389	$17,519	$15,201
90 + Days Past Due Loans	857	1,119	1,283	2,001	2,444
Nonperforming Loans	21,948	15,626	18,672	19,520	17,645
Net Assets in Foreclosure	28	28	41	10	-
Nonperforming Assets	$21,976	$15,654	$18,713	$19,530	$17,645
Loan Loss Reserve	$27,328	$22,622	$21,646	$20,929	$21,154
Loan Loss Reserve / Loans	1.11%	1.08%	1.04%	1.01%	1.03%
Loan Loss Reserve / Nonperforming Loans	124.5%	144.8%	115.9%	107.2%	119.9%
Nonperforming Assets / Total Assets	0.56%	0.46%	0.57%	0.59%	0.54%
Net Loan Charge-offs	$3,019	$1,549	$408	$2,650	$1,349
Net Loan Charge-offs (annualized)
/ Average Loans	0.53%	0.29%	0.08%	0.52%	0.26%

	2007	2007	2007	2007	2006
Selected Ratios (annualized):	4Q	3Q	2Q	1Q	4Q
Return on Average Assets	0.68%	0.86%	0.86%	0.76%	1.61%
Return on Average Shareholders' Equity	7.74%	9.86%	9.69%	8.47%	18.18%
Yield on Earning Assets (FTE)	6.28%	6.50%	6.40%	6.37%	6.22%
Cost of Interest Bearing Funds	4.02%	4.19%	4.17%	4.14%	4.05%
Net Interest Margin (FTE)	2.76%	2.88%	2.82%	2.82%	2.75%
Leverage Ratio	8.72%	9.98%	9.27%	9.32%	9.36%

	2007	2006
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	0.79%	1.22%
Return on Average Shareholders' Equity	8.91%	13.98%
Yield on Earning Assets (FTE)	6.39%	6.13%
Cost of Interest Bearing Funds	4.13%	3.72%
Net Interest Margin (FTE)	2.82%	2.95%

Balance Sheet (Period End):	2007	2007	2007	2007	2006
	4Q	3Q	2Q	1Q	4Q
Assets	$3,903,001	$3,380,519	$3,303,244	$3,324,967	$3,249,828
Earning Assets	3,579,211	3,143,019	3,061,300	3,100,047	3,022,219
Investment Securities	982,915	929,103	943,924	928,547	911,889
Loans	2,460,823	2,095,800	2,081,991	2,065,777	2,047,355
Other Earning Assets	135,473	118,116	35,385	105,723	62,975
Interest-Bearing Liabilities	3,135,085	2,737,079	2,637,615	2,654,182	2,578,377
Total Deposits	2,985,058	2,544,340	2,503,554	2,526,841	2,516,855
Noninterest-Bearing Deposits	358,258	309,489	339,618	328,096	327,973
Interest-Bearing Checking	482,104	494,653	516,600	524,429	539,974
Money Market	796,325	727,486	759,905	711,969	662,966
Savings	145,681	106,890	121,874	130,981	133,370
Time Deposits	1,202,690	905,822	765,557	831,366	852,572
Total Borrowed Funds	508,285	502,228	473,679	455,437	389,495
Federal Home Loan Bank	216,785	204,750	192,750	224,750	239,750
Other Borrowings	291,500	297,478	280,929	230,687	149,745
Shareholders' Equity	339,310	294,394	286,906	296,246	294,751

Balance Sheet (Average):	2007	2007	2007	2007	2006
	4Q	3Q	2Q	1Q	4Q
Assets	$3,589,139	$3,309,516	$3,303,020	$3,280,854	$3,279,260
Earning Assets	3,326,663	3,081,953	3,080,691	3,067,366	3,071,093
Investment Securities	962,918	933,672	936,526	944,658	919,848
Loans	2,278,188	2,090,440	2,062,144	2,059,871	2,034,515
Other Earning Assets	85,557	57,841	82,021	62,837	116,730
Interest-Bearing Liabilities	2,914,269	2,666,889	2,653,605	2,629,978	2,629,023
Total Deposits	2,718,625	2,477,260	2,517,291	2,515,658	2,543,658
Noninterest-Bearing Deposits	313,556	312,123	314,215	308,095	317,673
Interest-Bearing Checking	480,003	509,168	552,666	528,874	541,676
Money Market	768,596	740,678	737,463	716,266	672,458
Savings	122,442	113,957	125,528	130,934	140,181
Time Deposits	1,034,028	801,334	787,419	831,489	871,670
Total Borrowed Funds	509,200	501,752	450,529	422,415	403,038
Federal Home Loan Bank	211,043	191,141	207,981	228,750	239,750
Other Borrowings	298,157	310,611	242,548	193,665	163,288
Shareholders' Equity	316,778	289,828	293,032	293,795	289,618

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended December 31, 2007			Three Months Ended December 31, 2006
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$696,628	$8,982	5.12%	$665,256	$7,884	4.70%
Non-taxable investments(2)	266,290	4,000	5.96%	254,592	3,848	6.00%
Total investment securities	962,918	12,982	5.35%	919,848	11,732	5.06%
Federal funds sold and deposits in banks	85,557	1,023	4.74%	116,730	1,546	5.25%
Loans(2) (3)	2,278,188	38,692	6.74%	2,034,515	34,864	6.80%
Total earning assets	3,326,663	52,697	6.28%	3,071,093	48,142	6.22%
Noninterest-earning assets	262,476			208,167
Total assets	$3,589,139			$3,279,260

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,371,041	10,768	3.12%	$1,354,315	11,845	3.47%
Time	1,034,028	12,639	4.85%	871,670	10,119	4.61%
Total interest-bearing deposits	2,405,069	23,407	3.86%	2,225,985	21,964	3.91%
Borrowed funds	509,200	6,148	4.79%	403,038	4,885	4.81%
Total interest-bearing liabilities	2,914,269	29,555	4.02%	2,629,023	26,849	4.05%
Noninterest-bearing liabilities:
Demand deposits	313,556			317,673
Other liabilities	44,536			42,946
Total noninterest-bearing liabilities	358,092			360,619
Total liabilities	3,272,361			2,989,642
Shareholders' equity	316,778			289,618
Total liabilities and shareholders' equity	$3,589,139			$3,279,260

Net interest spread			2.26%			2.17%
Effect of noninterest-bearing sources			0.50%			0.58%
Net interest income/margin on earning assets		$23,142	2.76%		$21,293	2.75%
Less tax equivalent adjustment		1,564			1,481
Net interest income		$21,578			$19,812

	Twelve Months Ended December 31, 2007			Twelve Months Ended December 31, 2006
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$681,788	$34,803	5.10%	$672,648	$30,296	4.50%
Non-taxable investments(2)	262,676	15,849	6.03%	252,987	15,421	6.10%
Total investment securities	944,464	50,652	5.36%	925,635	45,717	4.94%
Federal funds sold and deposits in banks	72,087	3,576	4.96%	79,670	4,053	5.09%
Loans(2) (3)	2,123,170	146,400	6.90%	2,014,420	135,197	6.71%
Total earning assets	3,139,721	200,628	6.39%	3,019,725	184,967	6.13%
Noninterest-earning assets	231,583			209,499
Total assets	$3,371,304			$3,229,224

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,381,582	47,980	3.47%	$1,287,196	38,906	3.02%
Time	863,953	41,309	4.78%	848,912	36,460	4.29%
Total interest-bearing deposits	2,245,535	89,289	3.98%	2,136,108	75,366	3.53%
Borrowed funds	471,296	22,838	4.85%	434,938	20,402	4.69%
Total interest-bearing liabilities	2,716,831	112,127	4.13%	2,571,046	95,768	3.72%
Noninterest-bearing liabilities:
Demand deposits	312,011			333,406
Other liabilities	44,069			42,925
Total noninterest-bearing liabilities	356,080			376,331
Total liabilities	3,072,911			2,947,377
Shareholders' equity	298,393			281,847
Total liabilities and shareholders' equity	$3,371,304			$3,229,224

Net interest spread			2.26%			2.41%
Effect of noninterest-bearing sources			0.56%			0.54%
Net interest income/margin on earning assets		$88,501	2.82%		$89,199	2.95%
Less tax equivalent adjustment		6,067			6,026
Net interest income		$82,434			$83,173

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.